                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                          Date of Report: May 1, 1997
                Date of Earliest Event Reported: April 16, 1997


                      AMERICAN CABLE TV INVESTORS 5, LTD.
                -----------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


 Colorado                          0-16784                     84-1048934
 --------                         ---------                   ------------
(State of                        (Commission)                (IRS Employer
 formation)                      File Number)               Identification #)


                  5619 DTC Parkway, Englewood, Colorado 80111
                -----------------------------------------------
                   (Address of Principal Executive Offices)



                                (303) 267-5500
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets
------   ------------------------------------

      On April 16, 1997, the Partnership consummated a sales transaction for the sale of its cable television system located in and around St. Mary's County, Maryland (the "St. Mary's System") to Gans Multimedia Partnership for a preliminary adjusted sales price of $30.9 million (the "St. Mary's Sale").

      As previously reported, the Partnership sold its cable television system located in and around Shelbyville and Manchester, Tennessee (the "Southern Tennessee System") to Rifkin Acquisition Partners, L.L.L.P. for a preliminary adjusted sales price of $19.5 million (the "Southern Tennessee Sale") on April 1, 1997. The St. Mary's Sale and the Southern Tennessee Sale are collectively referred to herein as the "Consummated Sales".

      The St. Mary's Sale and the Southern Tennessee Sale were approved by the limited partners of the Partnership (the "Limited Partners") at a special meeting (the "Special Meeting") that occurred on March 26, 1997. At the Special Meeting, the Limited Partners also approved the sale of the Partnership's cable television system which serves communities located in and around Lower Delaware (the "Lower Delaware System") for $43.1 million in cash, subject to adjustment (the "Lower Delaware Sale").

      Although there is no assurance, the Partnership currently anticipates that the Lower Delaware Sale will be consummated during the second or third quarter of 1997.

      Assuming the Consummated Sales and the Lower Delaware Sale (collectively, the "Sales Transactions") had occurred on December 31, 1996, it is estimated that the pro forma net cash proceeds available for distribution to Limited Partners would have been approximately $377 per $500 unit ("Unit") of limited partnership interest (the "Pro Forma Distribution Per Unit"). The Pro Forma Distribution Per Unit, which is based upon the Partnership's historical financial position at December 31, 1996, has not been reduced for any non-resident state income taxes that may be required to be withheld by the Partnership, does not reflect any reserves for contingent liabilities that might arise subsequent to the date of this Current Report on Form 8-K and is based on various assumptions with respect to transaction related costs, sales price adjustments and other matters. Accordingly, the actual amounts distributed to Limited Partners will vary from the Pro Forma Distribution Per Unit to the extent that the Partnership's December 31, 1996 financial position and/or the aforementioned assumptions do not reflect actual amounts or conditions on the date of closing. Additionally, the failure to consummate the Lower Delaware Sale could delay and would reduce the Pro Forma Distribution Per Unit.

      The Partnership anticipates that it will make distributions to its partners as soon as practicable following the date of the closing of the Lower Delaware Sale. There is no assurance as to the timing or amount of such distributions.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits
-------     ------------------------------------------------------------------

(b)   Pro Forma Financial Information
      -------------------------------

      American Cable TV Investors 5, Ltd.

            Pro Forma Condensed Balance Sheet,
              December 31, 1996 (unaudited)

            Pro Forma Condensed Statement of Operations,
              Year ended December 31, 1996 (unaudited)

            Notes to Pro Forma Condensed Financial Statements,
              December 31, 1996 (unaudited)

                                   SIGNATURE
                                   ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AMERICAN CABLE TV INVESTORS 5, LTD.
                                      (A Colorado Limited Partnership)

                                      By:   TCI VENTURES FIVE, INC.,
                                            Its General Partner



Date: May 1, 1997                     By:   /s/ Gary K. Bracken
                                            ------------------------------------
                                            Gary K. Bracken
                                            Vice President and Controller
                                            (Principal Accounting Officer)

                        PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma condensed balance sheet of the Partnership as of December 31, 1996 assumes that the consummation of the Sales Transactions and related distributions to partners had occurred as of such date. The following unaudited pro forma condensed statement of operations for the year ended December 31, 1996 assumes that such events had occurred as of January 1, 1996.

        Certain calculations of the Pro Forma Distribution Per Unit are included in note (d) to the unaudited pro forma condensed financial statements. Such pro forma calculations, which are based upon the Partnership's historical financial position at December 31, 1996, have not been reduced for any non-resident state income taxes that may be required to be withheld by the Partnership, do not reflect reserves for any contingent liabilities that might arise subsequent to the date of this Current Report on Form 8-K and are based on various assumptions with respect to transaction related costs, sales price adjustments and other matters. Accordingly, the actual amounts distributed to the Partnership's partners will vary from the pro forma distribution amounts to the extent that the Partnership's December 31, 1996 financial position and/or the aforementioned pro forma assumptions do not reflect actual amounts or conditions on the date of closing.

        The unaudited pro forma information does not purport to be indicative of the financial position or results of operations that actually would have been obtained if all of the Sales Transactions actually had occurred as of the dates indicated. Furthermore, the financial position and results of operations, as reflected in the accompanying unaudited pro forma condensed financial statements, are not necessarily indicative of the financial position and results of operations that would be obtained in the future in the event that the Lower Delaware Sale is not consummated. These unaudited pro forma condensed financial statements should be read in conjunction with the Partnership's historical financial statements appearing in the Partnership's December 31, 1996 Annual Report on Form 10-K.

                                                                     (continued)

      The amount by which the Pro Forma Distribution Per Unit would be reduced if the Lower Delaware Sale does not close is dependent upon future events and circumstances. In the event that the Lower Delaware Sale does not close, it is currently the Partnership's intention to seek a substitute buyer ("Substitute Sales Transaction") for the Lower Delaware System. There is no assurance that the Partnership could arrange for a Substitute Sales Transaction at an appropriate price or on terms acceptable to the Partnership. If the Partnership's efforts in arranging a Substitute Sales Transaction prove to be unsuccessful, the Partnership would evaluate market, competitive, regulatory, financial and other conditions (relating to the cable television industry generally and to the Lower Delaware System specifically) in order to determine whether it would be in the best interest of the Partnership to use all or a portion of the available net cash proceeds from the Consummated Sales to fund all or a portion of the Lower Delaware System's liquidity requirements including non-discretionary capital expenditures and necessary maintenance costs as well as technological advancements or improvements. Accordingly, the failure to consummate the Lower Delaware could delay and would reduce the Pro Forma Distribution Per Unit.

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A Limited Partnership)

                       Pro Forma Condensed Balance Sheet

                               December 31, 1996
                                  (unaudited)

                                                                                      Partnership
                                                                                       pro forma  Pro forma
                                                             Pro forma adjustments     before     adjustments-
                                                            -----------------------    effects    Proposed
                                                             Southern      St.         of Lower   Lower        Other
                                               Partnership   Tennessee     Mary's      Delaware   Delaware   pro forma   Partnership
                                               historical     Sale         Sale          Sale      Sale     adjustments    pro forma
                                               ----------   ----------    --------     -------    --------  -----------    ---------
Assets                                                                        amounts in thousands
------
Cash                                            $  4,729    18,441 (b)    29,056 (b)    42,330    38,481 (b)   (76,082)(d)    4,729
                                                            (7,500)(b)
                                                            (1,451)(b)
                                                              (945)(b)
Receivables, prepaids and other assets, net          871       (29)(b)       (54)(b)       788       (32)(b)        --          756
Property and equipment, net                       38,732    (5,086)(a)   (11,532)(a)    22,114   (12,773)(a)        --        9,341
Franchise costs and other intangibles, net        28,877      (430)(a)    (9,170)(a)    19,277    (9,291)(a)        --        9,986
                                                --------   -------      --------       -------   -------      --------      -------
                                                $ 73,209     3,000         8,300        84,509    16,385       (76,082)      24,812
                                                ========   =======      ========       =======   =======      ========      =======

Liabilities and Partners' Equity
--------------------------------

Cash overdraft                                  $  1,710        --            --         1,710        --            --        1,710
Payables, accruals and other liabilities           3,862    (1,451)(b)      (756)(b)     1,383    (1,249)(b)        --          134
                                                              (272)(b)
Debt                                               7,500    (7,500)(b)        --            --        --            --           --
                                                --------   -------      --------       -------   -------      --------      -------
          Total liabilities                       13,072    (9,223)         (756)        3,093    (1,249)           --        1,844

Partners' equity                                  60,137    13,168 (c)     9,056 (c)    81,416    17,634 (c)   (76,082)(d)   22,968
                                                              (945)(c)
                                                --------   -------      --------       -------   -------      --------      -------
                                                $ 73,209     3,000         8,300        84,509    16,385       (76,082)      24,812
                                                ========   =======      ========       =======   =======      ========      =======

See accompanying notes to pro forma condensed financial statements.

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A Limited Partnership)

                  Pro Forma Condensed Statement of Operations

                         Year ended December 31, 1996
                                  (unaudited)


                                                                                               Pro forma
                                                   Pro forma adjustments       Partnership    adjustments-
                                                ----------------------------     pro forma      Proposed
                                                 Southern                      before effects    Lower
                                  Partnership   Tennessee         St. Mary's      of Lower      Delaware    Partnership
                                  historical       Sale             Sale       Delaware Sale      Sale       pro forma
                                  ---------     ----------      ------------   ------------    ----------    ---------
                                                            amounts in thousands

Revenue                           $ 28,108       (3,868)(a)       (6,855)(a)       17,385       (8,997)(a)       8,388

Operating costs and expenses:
  Programming, operating,
   selling, general and
   administrative                   17,732       (2,032)(a)       (4,290)(a)       11,410       (4,563)(a)       6,847
  Depreciation and amortization     14,932       (1,423)(a)       (4,153)(a)        9,356       (5,437)(a)       3,919
                                  ---------     ----------      ------------   ------------    ----------    ---------
                                    32,664       (3,455)          (8,443)          20,766      (10,000)         10,766
                                  ---------     ----------      ------------   ------------    ----------    ---------

     Operating loss                 (4,556)        (413)           1,588           (3,381)       1,003          (2,378)

Interest income (expense), net         192          302 (e)           --              494           --             494
Share of earnings of Newport
   News Cablevision
   Associates, L.P.                 39,995           --               --           39,995           --          39,995
                                  ---------     ----------      ------------   ------------    ----------    ---------
     Net earnings                 $ 35,631         (111)           1,588           37,108        1,003          38,111
                                  =========     ==========      ============   ============    ==========    =========

Pro forma net earnings per Unit                                                                              $  188.64
                                                                                                             =========

See accompanying notes to pro forma condensed financial statements.

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A Limited Partnership)

               Notes to Pro Forma Condensed Financial Statements

                               December 31, 1996
                                  (unaudited)


(a) Represents the elimination of the historical cost of the property, equipment, franchise costs and other intangibles and the elimination of the results of operations for the cable television systems which are part of the Sales Transactions.

(b) Represents the net cash proceeds from the Sales Transactions calculated as follows (amounts in thousands):

                                  Consummated Sales
                                ----------------------
                                 Southern                 Lower
                                Tennessee   St. Mary's   Delaware      Total
                                ---------   ----------   --------     -------
Unadjusted sales price (1)       $19,750       30,637      43,100      93,487
Purchase price
  adjustments (2)                   (243)         270      (2,034)     (2,007)
Payment of 3% disposition
  fee                               (585)        (919)     (1,293)     (2,797)
Payment of sales tax (3)            (238)        (230)        (75)       (543)
Net working capital
  adjustments (4)                   (243)        (702)     (1,217)     (2,162)
                                --------    ---------     -------     -------

Net cash proceeds before
  unallocated costs and
  other payments                 $18,441       29,056      38,481      85,978
                                ========    =========     =======

Repayment of Partnership's
  debt (5)                                                             (7,500)
Repayment of amounts
  due to related parties (6)                                           (1,451)
Payment of other transaction
  costs (7)                                                              (945)
                                                                      -------

Net cash proceeds (8)                                                 $76,082
                                                                      =======

(1) Pursuant to the asset purchase agreements, $2,337,173 of such sales price will be placed in escrow and will be subject to indemnifiable claims by the respective buyers for up to one year following consummation. Because the Partnership knows of no reason that the escrow requirements would result in a material sales price adjustment, the sales prices set forth above assume that 100% of such escrowed amounts had been received as of December 31, 1996.

                                                                     (continued)

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A Limited Partnership)

               Notes to Pro Forma Condensed Financial Statements

(2) Represents actual preliminary purchase price adjustments with respect to the Consummated Sales and estimated purchase price adjustments with respect to the Lower Delaware Sale.

     Pursuant to the Lower Delaware asset purchase agreement, the sales price is subject to downward adjustment by approximately $1,534,000 in the event that as of the closing date the Partnership does not have an agreement to provide cable services to the units of the community of Sea Colony and notice has been provided to the Partnership that the buyer will not be permitted to service such units. Because the Partnership is uncertain as to whether an agreement can be reached with Sea Colony, the purchase price has been adjusted downward.

     Pursuant to the Lower Delaware asset purchase agreement, the sales price is subject to downward adjustment in the event certain minimum subscriber counts are not met. The Partnership believes that such minimum subscriber counts may not be met which could result in a sales price adjustment of approximately $500,000. Accordingly, the purchase price set forth above has been adjusted downward.

(3)  Represents the Partnership's share of state sales tax.

(4) Represents sales price adjustments attributable to receivables, prepaid expenses, other assets, payables, accruals and other liabilities. It has been assumed that cash held by the Partnership's cable television systems, net of any cash overdraft positions, would be retained by the Partnership as a prudent reserve. Accordingly, cash held by the Partnership's cable television systems has been excluded in determining net working capital adjustments.

(5) Represents the repayment of the Partnership's bank debt with proceeds from the Southern Tennessee Sale.

(6) Represents the repayment of amounts due TCI Communications, Inc. and its affiliates with proceeds from the Southern Tennessee Sale.

(7) Represents costs for legal fees, fairness opinions, printing, accounting and other fees. Such amounts have been reflected as a pro forma adjustment to the first sale consummated, the Southern Tennessee Sale, and have not been allocated to each of the Sales Transactions as such costs are fixed in nature and will not vary with the number of sales consummated.

(8)  Amount does not include any other available cash held by the Partnership.

                                                                     (continued)

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A Limited Partnership)

               Notes to Pro Forma Condensed Financial Statements

(c) Represents the gain on the Sales Transactions calculated as follows (amounts in thousands):

                                        Consummated Sales
                                      ----------------------
                                      Southern      St.        Lower
                                     Tennessee     Mary's     Delaware     Total
                                     ---------    --------    --------   --------
    Unadjusted sales price (1)        $19,750       30,637     43,100      93,487
    Purchase price
      adjustments (2)                    (243)         270     (2,034)     (2,007)
    Payment of 3% disposition
      fee                                (585)        (919)    (1,293)     (2,797)
    Payment of sales tax (3)             (238)        (230)       (75)       (543)
    Net book value of property,
     equipment, franchise costs
     and other intangibles             (5,516)     (20,702)   (22,064)    (48,282)
                                    ---------     --------   --------    --------

   Gain before unallocated costs      $13,168        9,056     17,634      39,858
                                    =========     ========   ========

   Payment of other transaction
     costs (4)                                                               (945)
                                                                         --------

   Gain                                                                  $ 38,913
                                                                         ========

     (1)  See (1) in note (b) above.

     (2)  See (2) in note (b) above.

     (3)  See (3) in note (b) above.

     (4)  See (7) in note (b) above.

                                                                     (continued)

                      AMERICAN CABLE TV INVESTORS 5, LTD.
                            (A Limited Partnership)

               Notes to Pro Forma Condensed Financial Statements

Distribution of Net Cash Proceeds
---------------------------------

(d) As further described in note 1 to the Partnership's December 31, 1996 historical financial statements, cash from sales shall be distributed 99% to the Limited Partners and 1% to the general partners until cumulative distributions to the Limited Partners are equal to Payback plus 6% per annum, and thereafter, 25% to the general partners and 75% to the Limited Partners. Even if all of the Sales Transactions are consummated, the Partnership anticipates that cumulative distributions to Limited Partners would not reach Payback plus 6% per annum. Based on the foregoing, the aggregate net cash proceeds set forth in note (b) would be distributed to each class of partners as follows (amounts in thousands, except unit amounts):

          General Partners                                      $    761
          Limited Partners                                        75,321
                                                                ========

                                                                $ 76,082
                                                                ========
          Pro Forma Distribution Per Unit                       $    377
                                                                ========
          Units Outstanding                                      200,005
                                                                ========

     As described in the headnote to these unaudited pro forma condensed financial statements, the actual amounts distributed to the Limited Partners may vary from the foregoing pro forma distribution amounts.

(e) Represents the interest expense on the Partnership's debt, which was repaid with proceeds from the Southern Tennessee Sale.